EXHIBIT 32.2

Certification by the Chief Financial Officer
of
Boardwalk GP, LLC
pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief financial officer of Boardwalk GP, LLC hereby certifies, to such officer's knowledge, that the quarterly report on Form 10-Q for the period ended September 30, 2017, (the Report) of Boardwalk Pipeline Partners, LP (the Partnership) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

October 30, 2017

/s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial and Administrative Officer and Treasurer
(principal financial officer)